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                                                                     EXHIBIT 2.5

                                OPTION AGREEMENT

                  This OPTION AGREEMENT ("Agreement") is made and entered into as of July 15, 1999 by and between WorldPort Communications, Inc., a Delaware corporation (the "Company"), and The Heico Companies, LLC (the "Grantee").

         1. Grant of Option. The Company does hereby grant to the Grantee an option (the "Option") to purchase up to 424,809 shares (the "Shares") of Series F Convertible Preferred Stock of the Company, $.0001 per value per share (the "Series F Preferred Stock"), at an exercise price of $35.31 per share for an aggregate exercise price of up to $15,000,000. The Certificate of Designations, Preferences and Rights of the Series F Preferred Stock is attached hereto as Exhibit A. The Shares shall be subject to that certain Voting Restrictions Agreement between the Company and the Grantee dated as of the date hereof.

         2. Term of the Option. The Option (to the extent not earlier exercised or forfeited) will expire three (3) years from the date hereof (the "Expiration Date").

         3.       Manner of Exercise.

                  a. The Grantee may exercise this Option by giving written notice thereof to the Company at any time, or from time to time, on or before the Expiration Date.

                  b. The closing (the "Closing") of any such exercise of the Option and purchase and sale of Shares will be held within ten (10) days after the date of the Grantee's written notice. At the Closing, the Company will deliver to the Grantee a certificate, duly executed and registered in the name of the Grantee or the Grantee's nominee, for the number of Shares being purchased, and the Grantee shall pay the purchase price of the Shares by wire transfer of funds to an account designated by the Company. The Company agrees that the Shares will be free and clear of any liens, claims, charges or encumbrances whatsoever (other than those created by the Grantee) and will be duly and validly issued, fully paid and non-assessable.

         4. Reservation of Series F Preferred Stock and Common Stock. The Company shall at all times through the Expiration Date reserve and keep available, free from pre-emptive rights and out of its aggregate authorized but unissued shares of Series F Preferred Stock, the number of Shares deliverable upon exercise of the Option. The Company shall at all times through the conversion of the Shares reserve and keep available, free from pre-emptive rights and out of its aggregate authorized but unissued shares of common stock, the number of shares of its common stock deliverable upon conversion of the Shares.


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         5. Investment Representations of the Grantee. (a) The Grantee
acknowledges that the Shares have not been, nor will be, registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or regulatory body and are being offering and sold in reliance upon exemptions from the requisite requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available. Each certificate for Shares received by the Grantee upon exercise of the Option will be imprinted with legends in substantially the following forms:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN PROVISIONS, INCLUDING, AMONG OTHERS, RESTRICTIONS ON VOTING AND TRANSFERS, SET FORTH IN A CERTAIN VOTING RESTRICTIONS AGREEMENT DATED AS OF JULY ___, 1999, A COPY OF WHICH IS AVAILABLE AT THE OFFICE OF THE COMPANY."

                  (b) The Grantee represents and warrants to the Company that it is acquiring the Option (and will acquire the Shares) for investment purposes and not with a view to the resale or distribution thereof.

                  (c) The Grantee represents and warrants to the Company that it is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act), is sophisticated in financial matters and is familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Grantee has had the opportunity to investigate the Company's business, management and financial affairs and has had the opportunity to review the Company's operations and facilities and to ask questions and obtain whatever other information concerning the Company as the Grantee has deemed relevant.

         6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each


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of which shall be an original, but all of which together shall constitute one and the same agreement.

         7. GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Illinois as applied to contracts made and to be performed entirely in the State of Illinois without regard to principles of conflicts of law, except to the extent that the corporate laws of the State of Delaware are mandatorily applicable. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the Cook County, Illinois or any federal court sitting in the Northern District of Illinois for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of Cook County, Illinois or any federal court sitting in the Northern District of Illinois and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         8. Binding Effect: Benefits. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by telecopy, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery service or express mail for next day delivery and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

                           If to the Company to:

                           WorldPort Communications, Inc.
                           1825 Barrett Lakes Blvd.
                           Atlanta, Georgia 30144
                           Fax: (770) 792-0676
                           Attention: President

                           If to the Grantee, to:

                           The Heico Companies, LLC
                           70 West Madison Street, Suite 5600
                           Chicago, Illinois 60602


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                           Fax: (312) 419-9417
                           Attention: Michael E. Heisley, Sr.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         WORLDPORT COMMUNICATIONS, INC.

                                         By:      /s/ Carl Grivner
                                         --------------------------------------
                                         Name:    Carl Grivner
                                         Title:   Chairman, President and Chief
                                                  Executive Officer

                                         THE HEICO COMPANIES, LLC

                                         By:      /s/ Stanley Meadows
                                         --------------------------------------
                                         Name:    Stanley Meadows
                                         Title:   Assistant Secretary

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